UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of Earliest Event Reported: (09-26-2001)


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             ------------------------------------------------------
               (Exact name of registrant specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

              1-3754                           38-0572512
       ----------------------------   ------------------------------------
        (Commission File No.)         (I.R.S. Employer Identification No.)

              200 Renaissance Center, Detroit, Michigan 48265-2000
             -------------------------------------------------------

                                  313-665-6266
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

                    STANDRAD & POOR'S - CREDIT RATING OUTLOOK


     On September 18, 2001, Standard & Poor's issued the following news release regarding General Motors Corporation's (GM) credit rating outlook. The release is as follows:

     Standard & Poor's on Tuesday, September 18, 2001 said the attacks on the World Trade Center and the Pentagon "increase the likelihood" of downgrades for GM (and its related affiliates).

     The credit rating agency said U.S. consumer confidence had fallen, which will further pinch declining auto sales.

     "Industry demand is now expected to be exceptionally weak for the next two quarters at least, and the likelihood of any improvement beyond that time is highly uncertain," it said. "Moreover, there could well be a deterioration in the U.S. producers' product mix."

     S&P said GM already suffered from rising pricing pressures, market share erosion and unprofitable non-U.S. operations.

     Downgrades ordinarily raise borrowing costs. S&P rates GM's long- and short-term debt "A" and "A-1", respectively its sixth highest among ten investment grade ratings and second highest of the four investment grades available. It said it expects to complete its reviews by the end of October.


                                     # # # #


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.


                                        GENERAL MOTORS ACCEPTANCE CORPORATION
                                        ---------------------------------------
                                                     (Registrant)


Dated:  October 3, 2001                 By  s/  GERALD E. GROSS
                                        ---------------------------------------
                                               (Gerald E. Gross, Controller)